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Exhibit 10.2


                            MORTGAGE PROMISSORY NOTE



         FOR VALUE RECEIVED, RONSON CONSUMER PRODUCTS CORPORATION, having an office at 580 Howard Avenue, Somerset, New Jersey 08875 ("Borrower") hereby promise to pay to the order of NORTH FORK BANK, a banking corporation of the State of New York at its offices at 275 Broadhollow Road, Melville, New York 11747 its successors and assigns ("Mortgagee" or "Bank"), the principal sum of Two Million Two Hundred Thousand and 00/100 ($2,200,000.00) Dollars, together with interest according to the following terms and conditions (the "Loan"):

         1.  INTEREST  RATE.  The  Borrower  shall pay the Bank  interest on the
             --------------
unpaid principal balance of the Loan from the date of this Note at the annual rate (calculated on the actual number of days elapsed over a 360-day year) of 6.81% per annum (the "Interest Rate").

                  Coincident with the closing of this Loan, Borrower shall pay an amount equal to the interest which would accrue from said closing date until the first day of the next succeeding month.

         2. TERM. The Loan shall mature on October 1, 2016 (the "Maturity Date";
            ----
the period from any date of reference to the Maturity Date being the "Term").

         3.  PAYMENTS.  The Borrower  shall pay principal and interest by making
             --------
payments as follows (which payments, unless indicated otherwise, shall be applied first to fees, then to accrued interest and finally to unpaid principal):

                  Borrower shall pay in consecutive equal monthly installments of principal and interest the amount of $23,239.36, said payment amount being based upon a twenty five (25) year amortization schedule and based upon the annual interest rate of 6.81%. One (1) final balloon payment of all outstanding principal plus accrued interest shall be due and payable on the Maturity Date.

         Payments of principal and interest shall be paid by the Borrower on the first (1st) day of each succeeding month commencing November 1, 2006 until the Maturity Date, when the entire unpaid amount of fees, interest and principal is due.

         4.  Application  of  Payments.   Payments   received  under  this  Note
             -------------------------
(including prepayments) shall be applied first to accrued interest and then to installments of principal, in inverse order of their maturity dates. Notwithstanding the previous sentence, Mortgagee shall have the right, at its sole option, to apply any payment received under this Note first to any late fees, collection or other expenses to which Mortgagee may be entitled under this Note, the Mortgage (as defined below) or any other Loan Document as defined in the Mortgage. The making of any partial prepayment shall not change

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the due dates or amounts of monthly installment  payments next becoming due, but shall only change the allocations of future payments of interest and principal based on such prepayment and produce possibly an earlier payoff date on this Note.

         5. Late Fee. If any payment (including tax escrow payments,  if any) is
            --------
not received by Mortgagee within ten (10) days following its due date, without limiting any right or remedy under this Note, the Mortgage or any other Loan Document, Mortgagee may charge a late fee equal to Four Percent (4%) of the total amount overdue.

         6.  Prepayments.  The  Borrower  shall have the right upon no less than
             -----------
thirty(30) days prior written notice to prepay the Loan in multiples of $10,000.00 with interest computed to the last day of the month in which any prepayment is made; provided however, that the Borrower shall pay a prepayment premium equal to the Bank's loss of yield over the remaining Term, calculated as follows:

                  (a) the excess, if any, of the Interest Rate hereunder over the yield to maturity percentage for the United States Treasury Note or Bond closest in maturity to the remaining Term, as reported in the Wall Street Journal (or, if the Wall Street Journal is no longer published, some other daily financial publication or national circulation) multiplied by

                  (b) the principal amount to be prepaid, divided by 360, multiplied by the number of days from the date of such prepayment to the end of the Term, but in no event less than three (3%) percent of the then outstanding principal balance to be prepaid.

         Notwithstanding the foregoing, during the last sixty (60) days of the Term the Borrower may prepay the Loan in full without penalty.

         7. Place and Manner of Payment. Payments under this Note are to be made
            ---------------------------
in United States currency at the offices of Mortgagee listed in this Note or at such other location designated by Mortgagee. THE BORROWER SHALL MAINTAIN AN ACCOUNT, (ACCOUNT #5384001540) WITH MORTGAGEE CONTAINING SUFFICIENT AVAILABLE FUNDS TO MAKE ANY PAYMENT WHEN DUE UNDER THIS NOTE. WITHOUT LIMITING IN ANY WAY MORTGAGEE'S RIGHT OF SETOFF AGAINST THE BORROWER, MORTGAGEE IS AUTHORIZED AND DIRECTED TO APPLY FUNDS IN THAT ACCOUNT TO MAKE ANY SUCH PAYMENTS WITHOUT ANY ADDITIONAL AUTHORIZATION, FROM, AND WITHOUT PRIOR NOTICE TO, THE UNDERSIGNED. Any delay by Mortgagee in submitting a statement of any amount due under this Note shall not relieve the Borrower of its duty to make timely payments.

         8. Collateral. This Note shall be secured by the following:
            ----------

         (i) A first mortgage lien (the "Mortgage") on real estate and improvements at 3 Ronson Road, Township of Woodbridge, Middlesex County, New Jersey (Lot 1.D and Block 367) (hereinafter referred to as "Real Property");

         (ii) An assignment  to Bank of all of  Borrower's  rights in and to all

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         present and future rents and leases affecting the Real Property;

         (iii) A first position UCC-1 lien on all fixtures owned by the owner of the Real Property attached to the Real Property and defined in the Mortgage; and

         (iv) A Guaranty (the "Guaranty") of Ronson Corporation and Ronson Aviation, Inc. (collectively, the "Guarantors").

         9. Defaults and Remedies.  Upon the occurrence and  continuation  of an
            ---------------------
Event of Default as defined under this Note, the Mortgage or any Loan Document executed in connection with this Note, all sums outstanding under this Note may, at Mortgagee's sole option, become, or may be declared to be, immediately due and payable in full, and the Mortgagee may exercise any of its other rights and remedies as set forth in the Mortgage and/or all other Loan Documents, including, without limitation, the right to increase the interest rate on such sums to the Default Interest Rate. Mortgagee's delay or failure to accelerate this Note or to exercise any other available right or remedy shall not impair any such right or remedy, nor shall it be construed to be a forbearance or waiver. The term "Default Interest Rate" means a floating rate of five percent (5%) in excess of the Interest Rate provided for in this Note.

         10.  Financial Reporting  Covenants.  Bank may further request at their
              ------------------------------
sole discretion from Borrower and Guarantors the following:

               d. Annual audit report for financial statements of Ronson Corporation on a consolidated basis within 90 days of year-end and on a consolidating basis within 120 days of year-end;

               e. Promptly after filing thereof with the Securities and Exchange Commission, quarterly 10Q reports of Ronson Corporation; and financial statements on a consolidated and consolidating basis within 45 days of quarter end; and

               f. Quarterly statement from Borrower that it is in compliance with the terms of the loan agreement with CIT Corporation, in form reasonably satisfactory to Bank.

               In the event the form and substance of each item above is not reasonably acceptable to the Bank, after the expiration of all applicable notice and cure periods, Mortgagee may declare an Event of Default under this Note.

         11. New Jersey Law.  This Note shall be governed  by, and  construed in
             --------------
accordance with, the laws of the State of New Jersey. The Borrower hereby consents to personal jurisdiction in the State of New Jersey with respect to any and all matters arising under or relating to this Note.

         12. Partial Invalidity. If any term or provision of this Note is at any
             ------------------
time held to be invalid by any court of competent jurisdiction, the remaining terms and provisions of this Note shall not be affected and shall remain in full force and effect.

         13. Waivers. The Borrower hereby waives presentment,  demand,  protest,
             -------
notice of protest,  diligence  and all other  demands and notices in  connection

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with the payment and  enforcement of this Note.  THE BORROWER  HEREBY WAIVES ANY
RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS NOTE AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

         14. Interest Limits. If any provision of this Note relating to the rate
             ---------------
of interest violates any applicable law in effect at the time payment is due, the interest rate then in effect shall be automatically reduced to the maximum rate then permitted by law. If for any reason Mortgagee should receive as interest an amount that would exceed the highest applicable lawful rate of interest, the amount that would exceed that highest lawful rate shall be deemed to be credited against principal and not to the payment of interest.

         15. Debt Service Covenant. This Note is subject to an annual testing of
             ---------------------
a minimum debt service coverage ratio of 1.25x tested on a consolidated basis for Ronson Corporation, including Ronson Consumer Products Corporation, Ronson Aviation, Inc. and Ronson Canada Ltd., as follows: (Net Profit + Depreciation + Amortization + Interest Expense + Income Tax Expense - Dividends/Distributions) divided by (Annual Principal Payments + Capitalized Lease Payments + Interest Expense + Income Taxes Paid). Capitalized terms under this Section 15 not otherwise defined herein shall be determined in accordance with generally accepted accounting principle consistently applied. Borrower and Guarantors must submit a Covenant Compliance Certificate with respect to each fiscal year in whole or in part within the Term annually with the submission of each Annual Consolidated Statement under Section 10(a) hereof. Failure of the Borrower and Guarantors to meet this covenant will be deemed an Event of Default.

         16. Successors and Assigns.  This Note shall be binding on the Borrower
             ----------------------
and its successors and assigns, and shall inure to the benefit of Mortgagee and its successors and assigns. The term "Mortgagee" in this Note shall refer to North Fork Bank or to any other future holder of this Note.

         17. Integration.  This Note and the other Loan Documents constitute the
             -----------
entire agreement with the Bank with respect to the loan hereunder and supersede all other understandings with respect thereto, including, without limitation, that certain Commitment Letter dated August 14, 2006.

         18.   Waiver  of  Rights  to  Freeze   Accounts;   Waiver  of   Setoff.
               ----------------------------------------------------------------
Notwithstanding any other provision to the contrary contained herein or in the Mortgage or any other Loan Document, Mortgagee shall not (and by its acceptance of the Note shall be deemed to acknowledge that it shall not), at any time, hold, apply, freeze or set-off on account of any Obligations (as defined in the Mortgage), (i) funds of any Obligor (as defined in the Mortgage) on deposit with Mortgagee, or any affiliate of Mortgagee, in any account, fund or certificate,
(ii) any present or future indebtedness that Mortgagee, or any affiliate of Mortgagee, may owe to any Obligor, or (iii) any other tangible or intangible property owned by any Obligor that may be in the possession or under the control of Mortgagee, or any affiliate of Mortgagee. Mortgagee acknowledges and agrees that any other lender to any Obligor (including, without limitation, The CIT Group/Commercial Services, Inc.) shall be a third-party beneficiary of the provisions of this Section 18, and specifically that CIT has relied upon the waivers set forth herein in connection with its consent to the transactions contemplated hereby.

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         IN  WITNESS  WHEREOF,  the  Borrower  has  caused  this Note to be duly executed on the date first written above.


WITNESS:                                       RONSON CONSUMER PRODUCTS
                                               CORPORATION



/s/Daryl K. Holcomb                            /s/Louis V. Aronson II
-----------------------                        --------------------------
                                               Louis V. Aronson II
                                               President and Chief Executive
                                               Officer